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                                                                   EXHIBIT 10.35


THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND ANY OF SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH TRANSACTION UNDER THE ACT AND ALL OTHER APPLICABLE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT AND OTHER APPLICABLE SECURITIES LAWS.


                       CONVERTIBLE SECURED PROMISSORY NOTE
$700,000                                                       November 29, 2000

       FOR VALUE RECEIVED, YELLOWBRIX, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ABN AMRO Capital (USA) Inc. (the "Holder") the sum of seven hundred thousand dollars and NO cents ($700,000) (the "Note Amount") or such lesser sum as shall have been advanced to the Company by the Holder, all as hereinafter provided with interest thereon from the date of issuance of this Note at the rate set forth in Section 2.1 hereof. The Purchase Agreement (as defined below) provides for the Holder to make advances to the Company from time to time and further provides that all such advances are evidenced by this Note. The aggregate amount from time to time outstanding hereunder, and each payment of interest and principal with respect hereto, shall be recorded on the books and records of the Purchaser, and endorsed on the grid attached hereto which is part of this Note. The aggregate amount reflected on such books and records as outstanding at any time, including any entries by the Purchaser and the Company on the attached grid, shall be prima facie evidence of the aggregate amount owing and unpaid hereunder as of such time. All payments to be made by the Company in repayment of interest and principal or other amounts due hereunder shall be made in currency of the United States of America which at the time of payment shall be legal tender for the payment of public or private debts.

       1.     THE NOTE.

       1.1 Related Transactions. This "Note" is one of a duly authorized series of Convertible Secured Promissory Notes initially dated November 29, 2000 (the "Notes") issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of November 29, 2000 (the "Purchase Agreement"), by and among the Company, ABN AMRO Capital (USA) Inc., and to such other persons to whom Notes are sold thereunder (collectively, the "Investors"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

       1.2 Payment. All payments of interest and principal or other amounts payable under this Note shall be payable in immediately available funds to the account of the Holder as the Holder may from time to time designate in writing to the Company.

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       2.     PAYMENTS OF PRINCIPAL AND INTEREST.

       2.1 Rate of Interest. This Note shall accrue interest on the unpaid outstanding principal balance hereof at the rate equal to the prime rate as published by The Wall Street Journal in the section titled "Money Rates" (which generally is the base rate on corporate loans posted by at least 75 percent of the 30 largest commercial banks) as in effect from time to time, plus two percent (2%) (Prime Rate + 2%) per annum, calculated on a the basis of a 360-day year and payable at maturity. If any principal, installment of interest or other payment is not paid in full on the due date thereof (whether by maturity, prepayment, or acceleration) or any Event of Default has occurred and is continuing, then the outstanding principal balance of the Notes, any overdue installment of interest (to the extent permitted by applicable law), including interest accruing after the commencement of any proceeding under any bankruptcy or insolvency law, and all other payments will bear interest from the due date of such payment, or from and after an Event of Default, at a rate equal to the Prime Rate plus five percent (5%) ("Default Rate"). The outstanding principal balance of the Notes shall bear interest at the Default Rate from and after any Event of Default. The Company shall pay to the holders of the Notes all reasonable out-of-pocket costs and expenses, incurred by such holders in any effort to collect the Notes and the other payments, including the reasonable attorneys fees and expenses for services rendered in connection therewith, and pay interest on such costs and expenses to the extent not paid when demanded at the Default Rate.

       2.2 Mandatory Principal and Interest Payment. Unless converted into shares of the Company's capital stock, in accordance with Section 4 hereof, and subject to acceleration of the maturity of this Note in connection with the occurrence of an Event of Default or Change in Control, the total amount of principal due under this Note and all accrued and unpaid interest thereon shall be paid in a single lump sum on November 29, 2001 (the "Repayment Date").

       3.     PREPAYMENTS PRIOR TO MATURITY.

       3.1 Company Requested Prepayment. Subject to the terms of this Section 3, not withstanding any other provisions of this Note, and upon two (2) days prior written notice and without penalty, the Company may prepay the Notes in whole or in part. All prepayments on the Notes shall be applied pro rata against the amounts then owed on the Notes such that the amount prepaid on each Note will bear the same ratio to the total amount then being prepaid on all the Notes as the amount of principal and accrued interest outstanding on each Note bears to the total amount of principal and accrued interest outstanding on all of the Notes. Any prepayments received with respect to this Note shall first be applied to the accrued but unpaid interest then outstanding, with the remainder, if any, applied to principal.

       3.2 Holder Requested Prepayment. If at any time prior to the Repayment Date, the Company sells any of its capital stock in a single transaction or series of substantially related transactions from which less than the amount equal to $10,000,000 minus the Over-Advance (as defined below) in gross proceeds are raised, other than a transaction involving the exercise of employee or consultant or other existing stock options and the exercise of employee, consultant or other existing warrants (a "Non-Qualified Financing"), the Holder shall have the right, within


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five business days of receiving notice of such Non-Qualified Financing from the
Company in writing, to demand the repayment of all, but not less than all, of the outstanding principal and accrued interest on the Notes in one lump sum within three days of the closing of such Non-Qualified Financing.



       4.     CONVERSION OF NOTE.

       4.1    Automatic Conversion



              4.1.1 Qualified Financing. If at any time prior to the Repayment Date (a) the Company sells shares of its preferred stock ("Capital Stock Equivalents") in a single transaction or a series of substantially related transactions from which at least the amount equal to $10,000,000 minus the Over-Advance of gross proceeds are raised, exclusive of amounts raised from the Purchase Agreement (the "Placement") and excluding costs and expenses relating to the Placement, or (b) the Company completes an initial public offering of its Common Stock from which gross proceeds payable to the Company are at least $30 million, exclusive of costs and expenses related to such offering (the "IPO"), (each of an IPO and a Placement shall be considered a "Qualified Financing"), then the unpaid principal amount and all accrued and unpaid interest owing under this Note (as of the date of the initial closing of the Qualified Financing (the "Threshold Closing Date")) shall automatically and without further action of the Holder be converted into a number of shares of the same class or series of capital stock or Capital Stock Equivalents sold in the Qualified Financing, which number shall equal the amount of unpaid principal and interest due hereunder as of the Threshold Closing Date divided by the price per share (the "Mandatory Conversion Price") of the capital stock or Capital Stock Equivalents sold in the Qualified Financing. As of the Threshold Closing Date, (i) this Note shall automatically convert into shares of capital stock and Capital Stock Equivalents as set forth in this Section 4.1.1, (ii) the Holder of this Note shall be deemed to be the person or persons in whose name or names any certificate for such shares of capital stock or Capital Stock Equivalents shall be issuable upon the automatic conversion of this Note, and (iii) this Note shall be deemed canceled and all amounts previously due and payable shall be deemed to be fully paid. The "Over-Advance" shall mean the amount of any and all Notes and Advances (as defined in the Note and Warrant Purchase Agreement of even date herewith) in excess of $2,000,000.

              4.1.2 Condition to Conversion. Any conversion under Section 4.1.1 shall be subject to all the terms and conditions contained in the Qualified Financing applicable to the shares of capital stock or Capital Stock Equivalents into which this Note is convertible, including the conversion rights or exercise rights in connection with convertible securities or other Capital Stock Equivalents being issued in the Qualified Financing and the Holder of this Note shall be entitled to all of the benefits and rights of the purchasers of capital stock or Capital Stock Equivalents into which this Note is convertible. The Holder and the Company agree to execute, and become a party to, each of the agreements which the subscribers and the Company execute


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in connection with the Qualified Financing or any other agreements substantially identical thereto.

       4.2    Optional Conversion Upon an Extraordinary Event.

              4.2.1 Extraordinary Event. Subject to and upon compliance with the provisions hereof, commencing on the date this Note is issued through the Repayment Date, in the event of any Change in Control (as defined in the Purchase Agreement) and at the option of the Holder, all of the principal amount then owing from time to time under this Note and all accrued and unpaid interest thereon may (i) become immediately due and payable, or (ii) prior to the payment thereof, be converted, in whole and not in part, into fully paid and non-assessable shares of the Company's Common Stock at the Alternative Conversion Price determined under Section 4.2.2 hereof. To determine the number of Conversion Shares issuable upon conversion of any amount due under this
Section 4.2.1, the amount being converted shall be divided by such Alternative Conversion Price. The Company will provide the Holder with notice of the date scheduled for the closing of the Change in Control and the Alternative Conversion Price at least five (5) days prior to such scheduled date and shall give the Holder reasonable opportunity to review all relevant documents with respect to the Change in Control and to ask questions of the Company's management and to receive other information reasonably requested of the Company in the Change of Control transaction.

              4.2.2 Alternative Conversion Price. Under Section 4.2.1, the price at which Common Stock shall be issuable upon conversion of this Note (the "Alternative Conversion Price") shall equal seventy percent (70%) of the Fair Market Value of one share of the Company's Common Stock with Fair Market Value determined as follows:

              (a) If the Change in Control is effectuated through an investment in the Company, the Fair Market Value shall be equal to the amount paid for one share of the Company's Common Stock (or common stock equivalent).

              (b) If the Change of Control is accomplished by an acquisition of the Company for cash consideration, the Fair Market Value shall be the amount paid for one share of Common Stock in the acquisition.

              (c) If the Change in Control is accomplished by the acquisition of the Company's capital stock in exchange for the capital stock of another company (the "Other Company"), and in such acquisition a value is prescribed in terms of a preestablished maximum or minimum price payable for a share of capital stock, Fair Market Value shall mean the value of the securities and other consideration received for a share of the Company's capital stock in such acquisition. Such value shall be established by utilizing the same valuation standards against which the preestablished maximum or minimum price is being determined.

              (d) If the Change in Control is accomplished by the acquisition of the Company's capital stock in exchange for the capital stock of the Other Company in which there is no preestablished maximum or minimum price payable for a share of the Company's capital stock, Fair Market Value shall mean the value of the Other Company's capital stock being


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exchanged equal to the value per share received by holders of the Company's
Common Stock pursuant to such Change in Control. In the event that the Fair Market Value of the Other Company's common stock cannot be determined as described in Sections 4.2.2(a) through (d), the Fair Market Value shall be the fair value as determined in good faith by the Board of Directors of the Company and the Other Company and in accordance with good financial practice. In the event such securities are not registered or are subject to an agreement or other restriction limiting their free marketability, the absence or loss of that marketability shall be considered by the Board of Directors in making its good faith determination of Fair Market Value.

       (e) The pro rata value per share, after taxes, of each share of capital stock of the Company in the event of a sale of all or substantially all of the assets and property of the Company, where such sale would be deemed a liquidation or winding up of the Company.

       4.3    Unconditional Optional Conversion.

              4.3.1 Conversion. Subject to and upon compliance with the provisions hereof, at the option of the Holder, any or all of the principal amount and accrued and unpaid interest through the date of conversion under this Note may, at any time be converted, in whole or in any part, into fully paid and non-assessable shares of the Company's Common Stock at the Optional Conversion Price as determined in Section 4.3.2 hereof. The number of shares of Common Stock issuable shall be determined by dividing the principal and interest being converted hereunder by the Optional Conversion Price then in effect under
Section 4.3.2.

              4.3.2 Optional Conversion Price. The Optional Conversion Price for purposes of any conversion made pursuant to Section 4.3.1 shall be the Fair Market Value of the Common Stock upon conversion. The "Fair Market Value" for purposes of this Section 4.3.2 shall be the price agreed upon by the Company's Board of Directors and the Holders acting in good faith. The Holder of this Note may at any time request that the Board of Directors provide the Holder with the Fair Market Value of the Common Stock.

       4.4 Optional Conversion Upon Failure to Consummate Qualified Financing. If the Company fails to consummate a Qualified Financing before the Repayment Date, subject to and upon compliance with the provisions hereof, at the option of the Holder, any or all of the principal amount and accrued and unpaid interest through the date of conversion under this Note may, at any time be converted, in whole or in any part, into fully paid and non-assessable shares of the Company's Series A Preferred Stock as follows: the number of Series A Preferred Stock issuable upon the conversion pursuant to this Section 4.4 shall equal the Note Amount and accrued interest divided by 10; provided, however, that a conversion price of $1.78 per share shall apply to the conversion of such Series A Preferred Stock into Common Stock as described in Section 3.2 of the Certificate of Designation of such Series A Preferred Stock.

       4.5 Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege under Section 4.2, 4.3 or 4.4 above, the Holder of this Note shall give written notice to the Company that the Holder elects to convert all or a portion of this Note which notice shall also

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specify the amount of principal and/or accrued and unpaid interest to which such conversion relates. Any such notice of conversion shall supersede any obligation to pay principal or interest under this Note if such notice is received by the Company prior to the actual receipt by the Holder of the payment. As promptly as practicable after receipt of such notice, but in any case not later than ten
(10) days thereafter, the Company shall issue and shall deliver to such Holder or such person or persons designated by such Holder a certificate or certificates for the number of full shares of capital stock issuable upon such conversion of the principal and/or interest in accordance with the provisions hereof and any cash adjustment payable pursuant to Section 4.11 hereof, without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of capital stock. The conversion shall become effective on the date the notice of conversion is received by the Company, and the person or persons in whose name or names any certificate for the capital stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the capital stock represented by that certificate. The Company will not close its books against the transfer of capital stock issued or issuable upon conversion of this Note, or portion thereof, in any manner which would interfere with the timely conversion of this Note, or portion thereof.

       4.6 Splits, Subdivisions or Combinations of Shares and Stock Dividends. If the Company at any time while this Note remains outstanding shall split, subdivide, combine its Common Stock or other capital stock or declare a stock dividend, the applicable conversion price shall be proportionately decreased in the case of a split or subdivision or share dividend, or proportionately increased in the case of a combination. Any adjustment under this Section 4.6 shall become effective when the split, subdivision or combination becomes effective.

       4.7 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.7 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise and conversion rights of the Holder against impairment.

       4.8 Notice of Adjustments. Upon the occurrence of each event establishing or adjusting the applicable conversion price, the Company at its expense shall promptly furnish to the Holder written notice setting forth such established or adjusted Conversion Price.

       4.9 Reorganization, Reclassification, Consolidation, Merger or Sale. Subject to Section 4.2 above, if any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the assets of the Company to another entity, or any exchange of capital stock of the Company for cash or any other securities or assets, shall be effected in such a way that holders of the Company's capital stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for capital stock, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or exchange, lawful and adequate


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provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Note and in lieu of the capital stock immediately purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of shares of outstanding capital stock equal to the number of shares of capital stock immediately purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the applicable conversion price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities, cash or assets thereafter deliverable upon the exercise hereof.

       4.10 Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock or other capital stock or its issued Common Stock or other capital stock held in its treasury, or both, for the purpose of effecting the conversion of this Note, such number of shares of Common Stock, capital stock or Capital Stock Equivalents as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock or capital stock issued on conversion of this Note shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

       4.11 Fractional Shares. No fractional shares of capital stock shall be issued upon conversion of this Note. Instead of any fractional share which would otherwise be issuable upon conversion of this Note, the Company shall pay to the Holder of this Note a cash adjustment in respect of such fractional interest in an amount equal to the portion of the then applicable conversion price for each share.

       5.     EVENTS OF DEFAULT.

       5.1 Events of Default Defined. The principal and interest due and owing on this Note may be declared, at the option of the Majority Holders (as defined in the Purchase Agreement), or become, in certain circumstances, immediately due and payable, upon an "Event of Default" as defined in the Purchase Agreement.

       5.2 Notification. If an Event of Default as defined above shall occur the Company will notify the Holder promptly in writing by mail of the Event of Default describing it in reasonable detail, including a statement of the nature and length of existence thereof, and what action the Company proposes to take with respect thereto.

       6.     SUITS FOR ENFORCEMENT UPON DEFAULT.

       If an Event of Default shall have occurred, then and in any such event each Holder, at any time at their option, declare the principal of and the accrued interest due under the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable without demand, protest, notice of protest and notice of default, presentment for payment and


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diligence in collection, all of which are hereby expressly waived by the
Company. In case any Event of Default shall occur, each Holder may proceed to protect and enforce their rights hereunder by a suit in equity, action at law or other appropriate proceeding. The Company covenants that if default be made in any payment of any principal of or interest on this Note, it will pay to the Holder of this Note and to the holders of all the Notes to the extent permitted under applicable law such further reasonable amount as shall be sufficient to cover the cost and expenses of collection, including reasonable compensation to the attorneys which each Holder retains and any court costs incurred for all services rendered in that connection. No course of dealing and no delay on the part of any of the Holders in exercising any rights shall operate as a waiver thereof or otherwise prejudice their rights and no consent or waiver shall extend beyond the particular case involved.

       7.     SECURITY INTEREST.

       Pursuant to the terms of that certain Security Agreement, dated as of November 29, 2000 ("Security Agreement"), by and among the Company and the Investors, in order to secure the repayment of the Notes, the Company has granted a blanket security interest to the Holder, the holders of all of the other Notes and various other prior investors in the Company's assets (the "Collateral"). The security interest will terminate upon repayment in full of all amounts owing in respect of all of the Notes as set forth in the Security Agreement.

              During the period when Notes are outstanding or any amounts remain payable in connection therewith, the Company shall not, without the prior written consent of the Majority Holders, create or permit to be created any other liens or security interests in or assignments of any portion of the Company's interest in the Collateral, other than the Permitted Liens (as defined in the Purchase Agreement).

       8.     NOTICES.

       Any request, demand, authorization, direction, notice, consent, waiver or other document permitted by this Note to be made upon, given or furnished to, or filed with the Company or the Holder shall be sufficient for every purpose hereunder if in writing and mailed to the Company, addressed to it at YellowBrix, Inc., 66 Canal Center Plaza, Suite 700, Alexandria, Virginia 22314 (or such subsequent address as the Company shall advise the Holder hereof in writing) and if to the Holder at the address for the Holder reflected in the Company's records (or at such other address as the Holder hereof shall advise the Company in writing). All notices required hereunder shall be deemed to have been given or made when actually delivered to or received by the party to which the notice is addressed at its respective address.

       9.     MUTILATION, DESTRUCTION, LOSS, OR REISSUANCE.

       Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Note or any note issued in exchange therefor and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such


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mutilation, upon surrender and cancellation of such note, the Company will issue a new note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated note, provided, however, if any note of which a Holder, its nominee, or any of its partners or affiliates is the registered holder is lost, stolen or destroyed, the affidavit of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new note in replacement of such lost, stolen or destroyed note other than the registered holder's written agreement to indemnify the Company.

       10.    SUCCESSORS.

       All of the covenants, stipulations, promises and agreement in this Note contained by or on behalf of the Company shall bind and inure to the benefit of its successors whether so expressed or not and also to the benefit of the Holder and its successors.

       11.    AMENDMENT.

       The Majority Holders shall have the right to amend the provisions of all the Notes, provided, that no such waiver shall extend the maturity of this Note, change the principal amount, reduce the interest rate payable hereunder, affect the conversion rights in respect of this Note, or alter the provisions of
Section 6, or 7 of this Note, without the consent of each Holder affected thereby.

       12.    GOVERNING LAW.

       This Note shall be deemed to be a contract made under the laws of the State of Delaware without regard to conflict of law principles and for all purposes shall be construed in accordance with the laws thereof. This Note shall be subject to and governed by the terms and conditions of the Purchase Agreement.

       13.    PRESENTMENT.

       The Company hereby waives diligence, presentment, demand and protest of every kind whatsoever. The failure of any Holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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              IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by its duly authorized officers and to be dated as of the day and year first above written.


ATTEST:                             YELLOWBRIX, INC.



By: /s/ KEVIN S. LAPIDUS            By: /s/ DAVID C. HOPPMANN
   --------------------                ---------------------
Kevin S. Lapidus, Secretary         David C. Hoppmann, Chief Executive Officer







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                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                             Amount of         Outstanding         Notation
        Date          Amount of Advance   Principal Paid    Principal Balance       Made By
-------------------------------------------------------------------------------------------------
 November 29, 2000        $700,000               $                  $          YellowBrix
                                                                               ABN AMRO Capital
                                                                               (USA) Inc.
-------------------------------------------------------------------------------------------------

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




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